UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2017

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Centennial Resource Development, Inc. (the “Company”) increased the 2017 base salaries, effective as of February 10, 2017, for George Glyphis and Sean Smith, the Company’s Chief Financial Officer and Chief Operating Officer, respectively.

The following table sets forth the 2017 base salaries for Messrs. Glyphis and Smith.  The 2017 base salary for Mark Papa, the Company’s Chief Executive Officer, did not change.

Name of Executive Officer	2017 Base Salary ($) (Effective February 10, 2017)
George Glyphis	400,000
Sean Smith	435,000

In addition, on February 8, 2017, the Committee approved the 2016 annual bonuses for Messrs. Papa, Glyphis and Smith, the Company’s named executive officers. The named executive officers’ other compensation for 2016 was previously reported by the Company in the 2016 Summary Compensation Table included in the Company’s prospectus, dated January 19, 2017 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-215621). As of the date of the Prospectus, the 2016 bonuses for the named executive officers had not been determined and, therefore, were not included in the 2016 Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is a revised 2016 Summary Compensation Table, which includes the bonuses paid to the named executive officers and revised total compensation figures for 2016:

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark G. Papa, President and Chief Executive Officer(1)	2016	148,485	1,200,000	5,860,000	—	7,208,485
	2015	—	—	—	—	—
George S. Glyphis, Chief Financial Officer	2016	293,087	385,000	1,465,000	13,583	2,156,670
	2015	275,000	68,750	—	25,077	368,827
Sean R. Smith, Chief Operating Officer	2016	308,469	423,500	1,758,000	13,708	2,503,677

(1) Although Mr. Papa has been our Chief Executive Officer and a director since November 2015, he did not receive any compensation from us until after the closing of the Business Combination.
(2) Amounts for 2016 represent discretionary bonuses awarded on February 8, 2017 in recognition of 2016 performance.  We expect that 25% of amounts disclosed for each named executive officer will be paid in the form of restricted shares of our Class A Common Stock that will vest in substantially equal installments over the three-year period beginning on February 7, 2017, subject to the executive’s continued service.
(3) Amounts in this column reflect the aggregate grant date fair value of stock options granted during 2016 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. All of the stock options have an exercise price of $14.52, which was the closing price of our Class A Common Stock on the date of grant. We calculated the grant date fair value of the stock options using a Black-Scholes option pricing model and the following assumptions: a volatility of 40%, an option term of six years, a risk-free interest rate of 1.47%, a dividend yield of zero and a grant date fair value of our Class A Common Stock of $14.52.
(4) Amounts in this column reflect, for all named executive officers, matching contributions to the 401(k) Plan made on their behalf for 2016. See “—Narrative Disclosures—Retirement Benefits” for more information on matching contributions to the 401(k) Plan.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: February 14, 2017

	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

3